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                                                                    EXHIBIT 1.1

                                                                 EXECUTION COPY

                    WORLD OMNI AUTO RECEIVABLES TRUST 2001-B

                                  $151,000,000
                     1.97125% Asset Backed Notes, Class A-1

                                  $225,000,000
                       2.80% Asset Backed Notes, Class A-2

                                  $203,000,000
                       3.79% Asset Backed Notes, Class A-3

                                  $174,875,000
                       4.49% Asset Backed Notes, Class A-4

                                   $48,900,000
                        4.14% Asset Backed Notes, Class B

                             UNDERWRITING AGREEMENT

                                                              December 5, 2001



First Union Securities, Inc.
as Representative of the
Several Underwriters
One First Union Center, TW-9
301 South College Street - NC 0610
Charlotte, NC 28288-0610

Dear Sirs:

        1. Introductory. World Omni Auto Receivables LLC, a Delaware limited
           ------------
liability company (the "Seller") and World Omni Financial Corp., a Florida corporation ("World Omni"), hereby confirm their respective agreements with First Union Securities, Inc., an indirect, wholly-owned subsidiary of Wachovia Corporation and each of the other underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative"), with respect to the sale by the Seller to the Underwriters of $151,000,000 aggregate principal amount of 1.97125% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $225,000,000 aggregate principal amount of 2.80% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $203,000,000 aggregate principal amount of 3.79% Asset Backed Notes, Class A-3 (the "Class A-3 Notes") and $174,875,000 aggregate principal amount of 4.49% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") and $48,900,000 aggregate principal amount of 4.14% Asset Backed Notes, Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes") of the World Omni Auto Receivables Trust 2001-B (the "Trust") under the terms and conditions herein contained.

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         The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of December 13, 2001 (the "Closing Date"), between the Trust and JPMorgan Chase Bank, as indenture trustee (in such capacity, the "Indenture Trustee"). The Seller will retain the asset backed certificates (the "Certificates") issued pursuant to a trust agreement, to be dated as of the Closing Date (the "Trust Agreement"), among the Seller, The Bank of New York (Delaware), as Delaware trustee (in such capacity, the "Delaware Trustee") and The Bank of New York, as owner trustee (in such capacity, the "Owner Trustee"). The Certificates will be subordinated to the Notes to the extent described in the Basic Documents.

         The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts (the "Receivables") secured by new and used automobiles and light-duty trucks financed thereby (the "Financed Vehicles"), and certain monies received thereunder after November 30, 2001 (the "Cutoff Date"), monies on deposit in the Reserve Account and in certain other accounts and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of the Closing Date (the "Sale and Servicing Agreement") among the Trust, the Seller and World Omni (the "Servicer"). Pursuant to the Sale and Servicing Agreement, the Seller will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust. In addition, pursuant to the Sale and Servicing Agreement, the Servicer will agree to perform certain administrative tasks on behalf of the Trust imposed on the Trust under the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

         The Receivables were originated or acquired by World Omni. World Omni will sell the Receivables to the Seller pursuant to the terms of the Receivables Purchase Agreement (the "Receivables Purchase Agreement") to be dated as of the Closing Date between the Seller and World Omni.

         As used herein, the term "Basic Documents" refers to the Sale and Servicing Agreement, Indenture, Trust Agreement, Receivables Purchase Agreement, Administration Agreement (the "Administration Agreement") to be dated as of the Closing Date among World Omni, the Indenture Trustee, the Seller and the Trust and Note Depository Agreement.

         2.    Representations and Warranties of the Seller and World Omni.
               -----------------------------------------------------------

         (a) Each of the Seller and World Omni, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

               (i) Registration statements on Form S-3 (Nos. 333-35542 and 333 -69732), including a prospectus, relating to the Notes have been filed with the Securities and Exchange Commission (the "Commission") and have become effective. Such registration statements, as amended as of the date of this Underwriting Agreement (the "Agreement") are hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is

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hereinafter referred to as the "Prospectus;" a "preliminary prospectus" means any form of prospectus, including any prospectus supplement, relating to the Notes used prior to date of this Agreement that is subject to completion; the "Base Prospectus" means the base prospectus dated December 3, 2001 included in the Prospectus; the "Prospectus Supplement" means the prospectus supplement dated the date hereof included in the Prospectus.

         (ii) (A) On the effective date of the Registration Statement, the Registration Statement complied, and on the date of this Agreement the Registration Statement will comply, in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date (as such term is defined in Section 3 hereof), the Prospectus will comply in all material respects to the requirements of the Act and the Rules and Regulations and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The immediately preceding sentence does not apply to statements in or omissions from the Registration Statement or Prospectus based solely upon written information furnished to the Seller or World Omni by any Underwriter through the Representative specifically for use therein (the "Underwriters' Information"); provided that, the only such information furnished to the Seller or World Omni consists of the information set forth in the first sentence under the heading "Risk Factors--You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market" and the second paragraph, the third paragraph, the fifth paragraph, the third and fourth sentences of the sixth paragraph, the seventh paragraph and the first sentence of the nineth paragraph under the heading "Underwriting." The Prospectus delivered to you for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T.

         (iii) The Basic Documents conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Prospectus.

         (iv) The Notes and, to the extent described therein, the Certificates conform in all material respects to the description thereof and the statements in relation thereto contained in the Prospectus; the Notes and the Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the Indenture and the Trust Agreement, respectively, and, in the case of the Notes, when delivered to the Underwriters against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

         (v) None of the Seller, World Omni or the Trust is now or, as a result of the transactions contemplated by this Agreement, will become, an "investment company",


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nor is any of them "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (vi) Each of the Receivables and Financed Vehicles as of the Cutoff Date will meet the eligibility criteria for selection described in the Prospectus.

         (vii) Each Receivable is in substantially one of the forms attached as an Exhibit to the Trust Agreement and constitutes the legal, valid, binding and enforceable agreement of the parties thereto; and each Receivable complies or will comply on the Closing Date in all material respects as to content and form with all applicable state and federal laws, including without limitation, consumer protection laws.

         (viii) The Notes are "asset backed securities" within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

         (ix) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

         (x) The Seller has satisfied all of its obligations under the Exchange Act and is eligible for use of Form S-3 under the Act.

         (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or business prospects, of the Seller, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Seller, other than those in the ordinary course of its business, that are material with respect to the Seller.

         (xii) The Seller has filed the preliminary prospectus supplement relating to the Notes pursuant to and in accordance with Rule 424(b).

         (xiii) The Seller has been duly formed and is validly existing as a limited liability company under Delaware law, and all filings required at the date hereof under Delaware law with respect to the due formation and valid existence of the Seller as a limited liability company have been made; the Seller has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus or in its organizational documents, and to enter into and to perform its obligations under this Agreement and each Basic Document to which the Seller is a party or by which it may be bound; the Seller is duly qualified or registered as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or business prospects; all

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of the issued and outstanding membership interests of the Seller are owned by World Omni, free and clear of liens; and the Seller does not have any ubsidiaries. The Seller is current in the payment of any taxes required to be paid by it.

         (xiv) The Seller is not in violation of its organizational or charter documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject; the execution, delivery and performance by the Seller of this Agreement and each Basic Document to which it is a party, the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, Bylaws or any applicable law, administrative regulation or administrative or court decree.

         (xv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Seller or World Omni, threatened, against or affecting the Seller, that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, finacial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of the transactions contemplated by this Agreement or any Basic Document to which the Seller is a party or by which it may be bound; all pending legal or governmental proceedings to which the Seller is a party or of which any of its properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to its businesses, are, when considered in the aggregate, not material; and there are no contracts or documents of the Seller that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

         (xvi) Except such as may be required by the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent if any court, governmental authority or agency or any other Person is necessary in connection with (A) the issuance of the Notes and the Certificates or the offering and sale of the Notes, (B) the execution, delivery and performance by the Seller of this Agreement and any Basic Document to which it is a party or
(C) the consummation by the Seller of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

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        (xvii)   The Seller possesses all certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and Seller has not received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise.

        (xviii) This Agreement has been duly authorized, executed and delivered by the Seller.

        (xix) As of the Closing Date, each of the Basic Documents to which the Seller is a party has been duly authorized, executed and delivered by the Seller, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (xx) The Seller will use the proceeds of the Notes as described in the Prospectus under the caption "Use of Proceeds".

        (xxi) As of the respective dates set forth therein, the representations and warranties of the Seller in each Basic Document to which it is a party and in Officer's Certificates of the Seller delivered on the Closing Date, as the case may be, were or will be, as applicable, true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

        (xxii) The Seller does not conduct business or have affiliates who conduct business in Cuba or with the government of Cuba within the meaning of
Section 517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

        (xxiii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of World Omni and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by World Omni or any subsidiary of World Omni, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or the earnings or business affairs of World Omni and its subsidiaries considered as one enterprise.

        (xxiv) World Omni has been duly incorporated, is current in the payment of taxes to the State of Florida and fees to the Florida Department of State and its status is

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"active", except for such taxes that are being disputed by World Omni in good faith and if such dispute is adversely determined against World Omni it would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound; World Omni has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement and each Basic Document to which World Omni is a party or by which it may be bound; and World Omni is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

        (xxv) World Omni is not in violation of its organizational or charter documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject; the execution, delivery and performance by World Omni of this Agreement and each Basic Document to which it is a party and the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien (except as permitted by the Basic Documents) upon any of its properties or assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, Bylaws or any applicable law, administrative regulation or administrative or court decree.

        (xxvi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of World Omni, threatened against or affecting World Omni, that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of the transactions contemplated by this Agreement or any Basic Document to which it is a party or by which it may be bound; and all pending legal or governmental proceedings to which World Omni is a party or of which any of its properties or assets is the subject that are not described in the Prospectus, including ordinary routine litigation incidental to its business, are, when considered in the aggregate, not material.

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        (xxvii)  No authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with the execution, delivery and performance by World Omni of this Agreement or any Basic Document to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

        (xxviii) World Omni possesses all material certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

        (xxix) This Agreement has been duly authorized, executed and delivered by World Omni.

        (xxx) As of the Closing Date, each Basic Document to which World Omni is a party has been duly authorized, executed and delivered by World Omni and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of World Omni, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (xxxi) On the Closing Date, the Trust will have good and marketable title to the Receivables and the other property conveyed to the Trust on the Closing Date, free and clear of all liens (except as permitted by the Basic Documents) and will not have assigned to any Person any of its right, title or interest in any such Receivables or other property conveyed to the Trust on the Closing Date (except as permitted by the Basic Documents), or shall have obtained the release of any such prior assignment.

        (xxxii) Simultaneously with the transfer thereof to the Seller pursuant to the Receivables Purchase Agreement, World Omni will be the sole owner of all right, title and interest in, and has good and marketable title to the Receivables and the other property to be transferred to the Seller, free and clear of all liens (except as permitted by the Basic Documents, and except for the security interest granted by World Omni in favor of First Union National Bank, as collateral agent, pursuant to the Security Agreement, dated as of June 7, 2001, which security interest will be released automatically and contemporaneously with the transfer of the Receivables by World Omni to the Seller pursuant to the Receivables Purchase Agreement). World Omni, pursuant to the Receivables Purchase Agreement, is transferring to the Seller ownership of the Receivables, the security interest in the Financed Vehicles securing the

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Receivables and the proceeds of each of the foregoing, and, immediately prior to the transfer thereof to the Trust, the Seller will be the sole owner of all right, title and interest in, and will have good and marketable title to, the Receivables and the other property to be transferred by it to the Trust, free and clear of all liens (except as permitted by the Basic Documents). The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances.

        (xxxiii) Simultaneously with the transfer of the Receivables to the Seller, the Seller's interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements (the "Seller Financing Statements") in the offices specified in Schedule II hereto and there shall be no unreleased statements identifying World Omni as debtor or assignor affecting the Receivables filed in such offices other than the Seller Financing Statements.

        (xxxiv) Simultaneously with the transfer of the Receivables to the Trust, the Trust's interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements in the offices specified in Schedule II (the "Trust Financing Statements") and there shall be no unreleased statements identifying Seller as debtor or assignor affecting the Receivables filed in such offices other than the Trust Financing Statements. If a court concludes that the transfer of the Receivables from the Seller to the Trust is a sale, the interest of the Trust in the Receivables and the proceeds thereof will be perfected upon the filing of the Trust Financing Statements. If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement and the transactions contemplated thereby shall constitute a grant by the Seller to the Trust of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the Trust Financing Statements. No filing or other action, other than the filing of the Trust Financing Statements referred to above and any related continuation statements, is necessary to perfect and maintain the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

        (xxxv) As of the respective dates set forth therein, the representations and warranties of World Omni in each Basic Document to which it is a party and in Officer's Certificates of World Omni delivered on the Closing Date, will be true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

        (xxxvi) Simultaneously with the Trust's assignment of the Collateral to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee's interest in the Collateral shall be perfected upon the filing of UCC-1 financing statements in the appropriate offices and there shall be no unreleased statements identifying the Trust as debtor or assignor affecting the Collateral filed in such offices other than such financing statements.

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        (b) Any Officer's Certificate signed by any officer of the Seller or
World Omni and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty of the Seller or World Omni, as the case may be, to each Underwriter as to the matters covered thereby.

        3.  Purchase, Sale and Delivery of the Notes. On the basis of and in
            ----------------------------------------
reliance on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Seller the aggregate principal amount of each Class of Notes set forth in Schedule I hereto opposite the name of such Underwriter, at a purchase price equal to the following percentages of the aggregate initial principal balances thereof, (i) in the case of the Class A-1 Notes, 99.875%, (ii) in the case of the Class A-2 Notes, 99.821%, (iii) in the case of the Class A-3 Notes, 99.789%, (iv) in the case of the Class A-4 Notes, 99.752% and (v) in the case of the Class B Notes, 99.561%.

        Each Class of Notes will initially be represented by one or more notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each Class of Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive instruments evidencing the Notes will be available only under the limited circumstances specified in the Indenture.

        The Seller will deliver the Notes to the Representative for the respective accounts of the Underwriters, against payment of the purchase price therefor in immediately available funds payable to the order of the Seller, at the office of Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York 10022 (or at such other location as agreed upon among the Seller, World Omni and the Representative) at 10:00 A.M., New York time, on December 13, 2001, or at such other time not later than five full business days thereafter, as the Seller, World Omni and the Representative determine, such time being herein referred to as the "Closing Date". The instruments evidencing the Notes will be made available for inspection at the above offices of Kirkland & Ellis (or at such other location agreed upon among the Seller, World Omni and the Representative) at least 24 hours prior to the Closing Date.

        The Seller, World Omni and the Underwriters agree that upon receipt by an investor who has received an electronic Prospectus or a request by such investor's representative (whether such request is delivered to an Underwriter or the Seller) during the period during which there is an obligation to deliver a Prospectus, the Underwriters will promptly deliver or cause to be delivered without charge, a paper copy of the Prospectus.

        4.  Certain Agreements of the Underwriters.
            --------------------------------------

        (a) It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

        (b) Until the Representative informs the Seller in writing that all of the Notes have been sold by the Underwriters, each Underwriter covenants and agrees to provide to the Seller each day, with respect to sales of the Notes made by such Underwriter on such date at any price other than the public offering price set forth on the cover page of the Prospectus, the information

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in writing (which may be in the form of a telecopy) necessary to enable the
Seller to prepare and file or transmit for filing with the Commission the information requested by the Commission to be filed with respect to the distribution of the Notes.

     (c) Each Underwriter represents and warrants to, and agrees with, the Seller and World Omni, that (a) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

     (d) The Underwriters covenant and agree that prior to the date which is one year and one day after the last date upon which (i) each Class of Notes has been paid in full, and (ii) all obligations due under any other securitized financing by the Seller have been paid in full, the Underwriters will not institute against, or join any other person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. The foregoing shall not limit the right of any Underwriter to file any claim in or otherwise take actions with respect to any such proceeding instituted by any person not under such a constraint.

     5. Certain Agreements of the Seller and World Omni. Each of the Seller and
        -----------------------------------------------
World Omni jointly and severally covenants and agrees with each of the Underwriters that:

     (a) The Seller will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Seller will advise the Representative promptly of any such filing pursuant to Rule 424(b).

     (b) The Seller will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect or file any such amendment or supplement without the consent of the Representative. The Seller will advise the Representative promptly of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Seller will comply with the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. The Seller will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder.

     (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Seller promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Neither the consent of the Representative to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

     (d) As soon as practicable, but no later than seventeen months after the date hereof, the Seller will cause the Indenture Trustee to make generally available to the Noteholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

     (e) The Seller will furnish to the Representative copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case at least one of which will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

     (f) The Seller will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Representative may designate and will continue such qualifications in effect so long as required for the distribution of the Notes, provided that the Seller shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

     (g) So long as any Notes are outstanding, the Seller or World Omni, as the case may be, will deliver or cause to be delivered to the Representative, as soon as each becomes available, copies of (i) each report relating to the Notes delivered to Noteholders pursuant to the Basic Documents and, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to the Basic Documents, (iii) each certificate or notice delivered by the Servicer pursuant to the Basic Documents,
(iv) each periodic report required to be filed by the Seller with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (v) such other information concerning the Seller, World Omni, the Trust, the Notes or the Certificates as the Representative may reasonably request from time to time.

     (h) The Seller and World Omni will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing and reproduction of the registration statement as originally filed with the Commission and each amendment thereto, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Owner Trustee, the Indenture Trustee, the Delaware Trustee and the Trust and their respective counsel, (iii) the fees and disbursements of counsel and the independent public accountants of the Seller and World Omni,
(iv) the fees charged by each of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and Fitch, Inc. ("Fitch" and, together with Moody's and Standard & Poor's, the "Rating Agencies") in connection with the rating of each Class of Notes, (v) the fees of DTC in connection with the book-entry registration of the Notes and (vi) expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters pursuant to Section 5(f) hereof in connection with the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Representative may designate.

     (i) For a period of 45 days from the date hereof, none of the Seller, World Omni or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes (it being understood that this Section 5(i) shall not apply to (a) any securities issued by the World Omni Master Owner Trust, (b) any securities issued by a trust formed by World Omni Lease Securitization LLC, and (c) renewals of or amendments to existing financing arrangements).

     (j) To the extent, if any, that the rating provided with respect to any Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Seller or World Omni, the Seller or World Omni, as the case may be, shall furnish such documents and take any such other actions.

     (k) Within 15 days of the Closing Date, the Seller or World Omni, as the case may be, will file or cause to be filed with the Commission a Form 8-K containing statistical information on the final pool of Receivables as of the Cutoff Date comparable to the type of information contained in the Prospectus relating to the Receivables as of October 31, 2001 (the "Form 8-K").

     (l) At or prior to the filing of the Form 8-K with the Commission, the Representative and the Seller shall have received a letter, dated the date thereof, of Arthur Andersen LLP ("Arthur Andersen") confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Representative has previously agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters relating to the Form 8-K.

     6. Conditions of the Obligations of the Underwriters. The obligation of the
        -------------------------------------------------
several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the respective representations and warranties on the part of the Seller and World Omni herein, to the accuracy of the statements of the respective officers of the Seller and World Omni made pursuant to the provisions hereof, to the performance by the Seller and World Omni of their respective obligations hereunder and to the following additional conditions precedent:

     (a) On the date of this Agreement, the Representative and the Seller shall have received a letter, dated the date thereof, of Arthur Andersen confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Representative has previously agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters.

     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller, World Omni or the Representative, shall be contemplated by the Commission.

     (c) The Representative shall have received certificates of the President, any Vice President or the Treasurer or any Assistant Treasurer of each of the Seller and World Omni, each dated the Closing Date, in which such officer shall state, in the case of (A) the Seller that (1) the representations and warranties of the Seller in each Basic Document to which it is a party and in this Agreement were true and correct as of the date therein indicated, (2) to the best knowledge of such officer after reasonable investigation, the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller, except as set forth in or contemplated by the Prospectus and (B) World Omni, that (1) the representations and warranties of World Omni in each Basic Document to which it is a party and in this Agreement were true and correct as of the date therein indicated, (2) to the best knowledge of such officer after reasonable investigation, World Omni has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of World Omni except as set forth in or contemplated by the Prospectus.

     (d) The Representative shall have received:

     (1) The favorable opinion of Kirkland & Ellis, counsel to the Seller and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, substantially to the effect that:

          (i) When paid for by the Underwriters in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the Trust, the due execution of the Notes by the Trust, and the due authentication and delivery of the Notes by the Indenture Trustee in accordance with the Indenture), the Notes will constitute the valid and binding obligations of the Trust, and will be enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Indenture.

     (ii) Assuming the due authorization of this Agreement and each Basic Document to which World Omni is a party, World Omni has duly executed and delivered this Agreement and each such Basic Document. Assuming the due authorization, execution and delivery thereof by the parties thereto (other than due execution and delivery by World Omni), this Agreement and each of the Basic Documents (other than the Trust Agreement) to which the Seller, World Omni or the Trust is a party constitutes the legal, valid and binding obligation of the Seller, World Omni or the Trust, as applicable, and is enforceable against the Seller, World Omni or the Trust, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

     (iii) To the knowledge of such counsel, there is no legal or governmental proceeding that is pending or threatened against the Seller that has caused such counsel to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described.

     (iv) The statements in the Prospectus Supplement under the headings "Summary of Terms," "Risk Factors," "Description of the Notes" and "Description of the Trust Documents" and in the Base Prospectus under the headings "Risk Factors," "Description of the Securities," "Description of the Notes" and "Description of the Trust Documents" insofar as such statements purport to summarize certain terms or provisions of the Notes and the Basic Documents provide a fair summary of such provisions.

     (v) The statements in the Prospectus Supplement under the headings "Federal Income Tax Consequences" and "ERISA Considerations" and in the Base Prospectus under the headings "Some Legal Aspects of the Receivables," "Federal Income Tax Consequences" and "ERISA Considerations" to the extent such statements relate to the Notes and purport to summarize matters of federal law or legal conclusions with respect thereto have been reviewed by such counsel and are correct in all material respects.

     (vi) The Seller is not required to obtain any consent, approval, authorization or order of any governmental agency for the issuance, delivery and sale of the Notes under this Agreement except for the order by the Commission declaring the Registration Statement effective.

        (vii) The Seller's execution and delivery of this Agreement and the Basic Documents to which it is a party and the performance by it of its obligations thereunder do not and will not: (i) constitute a violation by the Seller of any applicable provision of any law, statute or regulation (except that such counsel expresses no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement would be permitted), (ii) breach, or result in a default under, any existing obligation of the Seller under any of the Specified Agreements (provided that such counsel expresses no opinion as to compliance with any financial test or cross-default provision in any such agreement), or
(iii) to the knowledge of such counsel result in a breach or violation of any Court Order. For purposes of such opinion, "Specified Agreement" means the agreements listed on Schedule B thereto, and "Court Order" means a court or administrative order, writ, judgment or decree that names the Seller and is specifically directed to its property (it being understood that such counsel has not undertaken any investigation to identify Court Orders to which the Seller is subject or reviewed any Court Orders about which such counsel has actual knowledge).

        (viii) Such counsel has no knowledge about any contract to which the Seller is a party or to which any of its property is subject that has caused such counsel to conclude that such contract is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

        (ix) Neither the Seller nor the Trust is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

        (x) The Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (in each case, with the exception of any information incorporated by reference therein and any numerical, financial, statistical and quantitative data included therein and any exhibits thereto, as to which such counsel expresses no view), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act, and the Rules and Regulations thereunder applicable to such documents as of the relevant date.

        (xi) Registration statements Nos. 333-35542 and 333-69732 were declared effective under the Securities Act on June 1, 2000 and November 19, 2001, respectively, and such counsel has no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission.

        (xii) On the basis of such counsel's participation in conferences and examination of the documents referred to in such counsel's Opinion Letter, considered in light of such counsel's understanding of applicable law and the experience such counsel has gained through such counsel's practice and relying as to materiality to a large extent upon the opinions and statements of officers of the Seller and World Omni, nothing has come to such counsel's attention through the Closing Date in the course of such counsel's review of the Registration Statement and the Prospectus which causes such counsel to conclude that, as of their respective effective dates, the registration statements Nos. 333-35542 and 333-69732 contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that as of its date or as of the date of such letter, the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no view as to any information incorporated by reference in the Registration Statement or the Prospectus or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Registration Statement or the Prospectus.

        (xiii) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        (xiv) The Class A-1 Notes are "eligible securities" as defined in Rule 2a-7(a)(10) promulgated under the 1940 Act.

        (xv) The Notes will be characterized as indebtedness under the existing tax laws of the United States of America.

        (xvi) The Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation under the existing tax laws of the United States of America.

        (xvii) The Receivables Purchase Agreement is effective to create in favor of the Seller a valid and enforceable security interest in all of World Omni's right, title and interest in the Receivables and the proceeds thereof to the extent a security interest can be created therein under the New York UCC.

        (xviii) The Sale and Servicing Agreement is effective to create in favor of the Trust a valid and enforceable security interest in all of the Seller's right, title and interest in the Receivables and the proceeds thereof to the extent a security interest can be created therein under the New York UCC.

        (xix) The Indenture is effective to create in favor of the Indenture Trustee a valid and enforceable security interest in all of the Trust's right, title and interest in the Trust Collateral and the proceeds thereof to the extent a security interest can be created therein under the New York UCC.

        (xx) To the extent that the Trust Collateral is located in the State of Alabama and the effect of perfection is governed by the Alabama UCC, based solely on such counsel's review of Officers' Certificates, (A) the security interest of the Seller in the Receivables is subject to no prior security interest under the Alabama UCC that is perfected solely by the filing of financing statements in Florida under the Florida UCC,

          (B) the security interest of the Trust in the Receivables is subject to no prior security interest under the Alabama UCC that is perfected solely by filing financing statements in Delaware under the Delaware UCC or in Florida under the Florida UCC, and (C) the security interest of the Indenture Trustee in the Trust Collateral is subject to no prior security interest under the Alabama UCC that is perfected solely by the filing of financing statements in Delaware under the Delaware UCC.

          (2) The favorable opinion of Bilzin Sumberg Dunn Baena Price & Axelrod LLP, special Florida counsel to the Seller and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, substantially to the effect that:

                (i) World Omni was incorporated under the Florida General Corporation Act and its status is active; World Omni has corporate power to execute, deliver and perform its obligations under this Agreement and each Basic Document to which it is a party and the Seller is qualified as a foreign limited liability company to transact business in Florida and its status is active.

                (ii)     This Agreement has been duly authorized by World Omni.

                (iii) Each Basic Document to which World Omni is a party has been duly authorized by World Omni.

                (iv) No authorization, approval, consent or order of any state court or state authority or agency is required in connection with World Omni's or the Seller's execution and performance of the Basic Documents to which it is a party, the issuance, offering or the sale of the Notes to the Underwriters, except those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Date; provided, that such counsel need express no opinion as to state securities laws.

                (v) The statements in the Prospectus Supplement under the caption "State and Local Tax Consequences" with respect to the application of the loan rule to the extent that they constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to the laws of the States of Florida have been reviewed by such counsel and are correct in all material respects.

                (vi) Upon the filing of the Seller Financing Statement, the Seller will have a perfected security interest in the Receivables in which World Omni has an interest to the extent a security interest therein can be perfected by filing a financing statement under the Florida UCC. The UCC Search Report sets forth the proper filing office(s) and the proper debtor necessary to identify those persons who under the Florida UCC have on file financing statements against World Omni covering the Receivables. The UCC Search Report identifies no person who has filed a financing statement against World Omni describing the Receivables prior to the Seller Financing Statement.

        (vii) Upon the filing of the Trust Financing Statement, the Trust will have a perfected security interest in the Receivables in which the Seller has an interest to the extent a security interest therein can be perfected by filing a financing statement under the Florida UCC. The UCC Search Report sets forth the proper filing office(s) and the proper debtor necessary to identify those persons who under the Florida UCC have on file financing statements against the Seller covering the Receivables. The UCC Search Report identifies no person who has filed a financing statement against the Seller describing the Receivables prior to the Trust Financing Statement.

        (viii) The Notes will constitute "indebtedness" for purposes of Florida income tax law.

        (ix) Such counsel is familiar with World Omni's standard operating procedures relating to the acquisition of a perfected first priority security interest in the vehicles financed by World Omni pursuant to retail installment sale contracts in the ordinary course of their business. Assuming that these standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles, World Omni has acquired or will acquire perfected first priority security interests in the Financed Vehicles.

        (x) The loan rule promulgated under the Florida Corporate Income Tax Code and included in the Florida Administrative Code relating to interest on loans by "financial organizations" (as such term is defined therein), should not apply to an investment in the Notes by such a financial organization.

        (xi) To the extent that Florida law applies, the Receivables conveyed by World Omni to the Seller and by the Seller to the Trust are either "chattel paper", "accounts" or "general intangibles" as defined in the Uniform Commercial Code as in effect in State of Florida.

        (xii) Assuming that all other elements necessary to render a retail installment sale contract legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each retail installment sale contract (including completion of the applicable retail installment sale contract fully and accurately), that the terms and conditions and forms of the retail installment sale contracts as completed, are in compliance with all applicable laws, rules and regulations, and assuming that no action was taken in connection with the execution, delivery and performance of each retail installment sale contract that would give rise to a defense to the legality, validity, binding effect and enforceability of such retail installment sale contract, nothing in the forms of such retail installment sale contracts, as attached as an Exhibit to the Trust Agreement, would render such retail installment sale contract other than legal, valid, binding and enforceable.

        (xiii) Assuming the validity, binding effect and enforceability in all other respects, such forms of retail installment sale contracts are in sufficient compliance with the Florida Motor Vehicle Retail Sales Finance Act and all other Applicable Florida Laws so as not to render the Florida Receivables void or voidable at the election of the related obligor. "Applicable Florida Laws" means those laws of the State of Florida that given the nature of the transaction and the parties to it, a lawyer in the State of Florida exercising customary diligence would reasonably recognize as being applicable to the opinion in paragraph (xiii).

                (xiv) To the knowledge of such counsel, after investigation, each of the Seller and World Omni possesses such certificates, authorities, licenses, permits and other governmental authorizations materially necessary to conduct the business now operated by it or as contemplated in this Agreement or the Basic Documents, and neither of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of such entity.

                (xv) None of (A) the execution, delivery and performance by World Omni of this Agreement or by World Omni of any Basic Document to which it is a party, (B) the consummation of the transactions contemplated herein or therein by it or (C) the fulfillment of the terms hereof or thereof by it will, to such counsel's knowledge, conflict with, result in a breach of or constitute a default under or result in the creation or imposition of any lien (except as permitted by the Basic Documents) upon any property or assets of World Omni pursuant to the terms of (i) the organizational documents or bylaws of it or (ii) any applicable Florida law, statute or regulation or, to the best knowledge of such counsel, any judgment, order or decree applicable to such entity of any court, regulatory body or other governmental instrumentality having jurisdiction over such entity within the State of Florida.

                (xvi) Neither (A) the execution, delivery and performance by the Seller of this Agreement or by the Seller of any Basic Document to which it is a party nor (B) the fulfillment of the terms hereof or thereof by it will conflict with, result in a breach of or constitute a default under or result in a violation of any applicable Florida law, statute or regulation except for such laws, statutes or regulations which are outside the scope of such counsel's opinion.

        (3) The favorable opinion of Kirkland & Ellis, special counsel to the Seller and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, subject to certain considerations set forth therein, substantially to the effect that:

                (i) In a properly presented and argued case in a proceeding under Title 11 of the United States Code, 11 U.S.C. (S)101 et seq. (the
                                                                   ------
        "Bankruptcy Code") in which World Omni is the debtor, the bankruptcy court would not, under applicable federal bankruptcy law, apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the Seller with the assets and liabilities of World Omni.

                (ii) In a properly presented and argued case in a proceeding under the Bankruptcy Code in which World Omni is the debtor, the bankruptcy court would not compel the turnover of the Receivables or proceeds thereof to the bankruptcy trustee under Section 542 of the Bankruptcy Code based on a determination that the Receivables are property of World Omni's bankruptcy estate under Section 541 of the Bankruptcy Code.

          (iii) In a properly presented and argued case in a proceeding under the Bankruptcy Code in which World Omni is the debtor, the bankruptcy court would not prohibit the Seller or the Trust from collecting the Receivables or using the proceeds thereof pursuant to the automatic stay provisions of
     Section 362(a) of the Bankruptcy Code.

          (iv)   The Indenture has created a valid security interest under
     Article 9 of the UCC in favor of the Indenture Trustee in the interests of the Trust in the Reserve Account and in all cash collateral, instruments and "security entitlements," as defined in Section 8-102(a)(17) of the UCC, that are credited to the Reserve Account.

          (v) The Sale and Servicing Agreement and the Indenture are effective to perfect such security interests, and such security interests shall be prior in right to any other security interest created under the UCC in the Reserve Account and such cash collateral, instruments and security entitlements.

    (4) The favorable opinion of in-house counsel to the Seller and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, substantially to the effect that:

           (i) To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened involving World Omni that are required to be disclosed in the Registration Statement other than those disclosed therein and (B) all pending legal or governmental proceedings to which the World Omni is a party or to which its properties or assets is subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business of such entity, are, considered in the aggregate, not material.

          (ii) World Omni is not an "investment company" as such term is defined in the Investment Company Act.

          (iii) The execution and delivery by World Omni of this Agreement and the other Basic Documents to which it is a party, and the performance by World Omni of its agreements in this Agreement and such Basic Documents, do not, to the knowledge of such counsel, breach or result in a default under, any obligation of World Omni pursuant to the terms of, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, which breach, default or violation would be reasonably likely to result in a material adverse change in the business, financial condition or results of operations of World Omni or have a material adverse effect on World Omni's ability to perform its obligations under this Agreement or the Basic Documents.

     (5) Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Documents rendered by counsel to the Seller or World Omni to the Owner Trustee, the Indenture Trustee or any Rating Agency.

     (6) The favorable opinion of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

           (i) The Indenture Trustee has been duly incorporated and is validly existing as a New York banking corporation, in good standing under the laws of the State of New York with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee under each Basic Document to which the Indenture Trustee is a party.

          (ii) Each Basic Document to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iii) The Notes have been duly authenticated and delivered by the Indenture Trustee.

          (iv) Neither the execution nor delivery by the Indenture Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Indenture Trustee.

          (v) The execution and delivery of each Basic Document to which the Indenture Trustee is a party and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Indenture Trustee, (B) the Articles of Association or Bylaws of the Indenture Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Indenture Trustee is a party or to which its assets are subject.

     (7) The favorable opinion of Emmett, Marvin & Martin, special counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

          (i) The Owner Trustee is a banking corporation duly created, validly existing and in good standing under the laws of the State of New York.

          (ii) The Owner Trustee has all necessary power and authority to execute, deliver and perform the Trust Agreement, to authenticate the Trust Certificates, to consummate the transactions to be performed by the Owner Trustee as contemplated by the Trust Agreement, and to enter into and to take all actions required of it under the Trust Agreement.

          (iii) The Trust Agreement has been duly executed and delivered by the Owner Trustee and each Basic Document to which the Trust is a party, the Notes and the Certificates have been duly executed and delivered on behalf of the Trust by the Owner Trustee.

          (iv) To the knowledge of such counsel, no authorization, consent or other order of any State of New York or federal government authority or agency having jurisdiction in the matter is required to be obtained by the Owner Trustee for the valid authorization, execution and delivery by the Owner Trustee of the Trust Agreement or for the execution and delivery of the Trust Certificates.

          (v) Neither the execution, delivery or performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof, conflict with or result in a breach of or constitute a default under its organization certificate or By-laws, any law, rule or regulation of the State of New York governing its banking or trust powers or, to the knowledge of such counsel, without independent investigation, any judgment or order applicable to it or its acts, properties or, to the knowledge of such counsel, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee in it respective capacities is a party or by which it is bound.

     (8) The favorable opinion of Richards, Layton & Finger, P.A., special counsel to the Delaware Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

          (i) The Delaware Trustee has been incorporated and is validly existing as a banking corporation, in good standing under the laws of the State of Delaware and is authorized thereunder and pursuant thereto to transact the business of banking, to exercise fiduciary power and to enter into and perform its obligations as Delaware Trustee under each Basic Document to which the Delaware Trustee is a party.

          (ii) Each Basic Document to which the Delaware Trustee is a party has been duly authorized, executed and delivered by the Delaware Trustee.

          (iii) Neither the execution nor delivery by the Delaware Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Delaware Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any

     Person or entity, including any governmental authority or agency under any existing law of the State of Delaware or the United States governing the banking and trust powers of the Delaware Trustee.

          (iv) The execution and delivery of each Basic Document to which the Delaware Trustee is a party and the performance by the Delaware Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Delaware Trustee, (B) the Articles of Association or Bylaws of the Delaware Trustee or (C) to the best knowledge of such counsel, relying on a certificate of the officer of the Delaware Trustee attached hereto, any indenture, lease or material agreement to which the Delaware Trustee is a party or to which its assets are subject.

     (9) The favorable opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representative shall request, which opinions shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

     (10) The favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Seller and the Trust, date the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

          (i) The Trust Agreement constitutes the valid and binding obligation of the Owner Trustee, the Delaware Trustee and the Seller enforceable against the Owner Trustee, the Delaware Trustee and the Seller in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of public policies on provisions of indemnification and contribution.

          (ii) The Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act (the "Business Trust Act"). The Trust has the power and authority under the Trust Agreement and the Business Trust Act to execute, deliver and perform its obligations under the Basic Documents to which it is a party.

          (iii) The Certificates are in due and proper form, all conditions precedent provided for in the Trust Agreement relating to the issuance, authentication and delivery of the Certificates have been complied with and the Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Trust Agreement.

          (iv) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Sale and Servicing Agreement in the collateral described in the UCC-1 financing statement filed by the Seller in Delaware (the "Company Collateral") has been duly created and has attached, the Trust has a perfected security interest in the Seller's rights in that portion of the Company Collateral that constitutes "chattel paper," "general intangibles" or "accounts" (as such terms are defined in the Delaware
UCC) and the proceeds thereof; and the security interest of the Trust in the Seller's rights in that portion of the Company Collateral that constitutes "general intangibles" or "accounts" will be prior to any other security interest granted by the Seller in such portion of the Company Collateral that is perfected solely by the filing of a financing statement under the Delaware UCC. We note that the Trust's rights in the Company Collateral have been assigned by the Trust to the Indenture Trustee. To the extent that Article 9 of the Delaware UCC is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral (as defined in the Indenture) has been duly created and has attached, the Indenture Trustee has a perfected security interest in the Trust's rights in that portion of the Collateral (as defined in the Indenture), that constitutes "chattel paper," "general intangibles" or "accounts" (as such terms are defined in the Delaware UCC) and the proceeds thereof; and the security interest of the Indenture Trustee in the Trust's rights in that portion of the Collateral (as defined in the Indenture) that constitutes "general intangibles" or "accounts" will be prior to any other security interest granted by the Trust in such portion of the Collateral (as defined in the Indenture) that is perfected solely by the filing of a financing statement under the Delaware UCC.

     (v) We note that the effectiveness of each of the UCC-1 financing statements filed by each of the Seller and the Trust (each, a "Financing Statement") will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statement, (ii) if the debtor changes its name, identity or structure, unless new appropriate financing statements or amendments indicating the new name, identity or structure of the debtor are properly filed in the appropriate jurisdiction before the expiration of four months after the debtor changes its name, identity or structure, and (iii) four months after the debtor changes its location to a jurisdiction outside the State of Delaware, unless the security interest is perfected in such new jurisdiction within such time. In addition, we note that the effectiveness of the Financing Statement may terminate (i) if the mailing address of the debtor as shown on the Financing Statement ceases to be a mailing address of the debtor, unless new appropriate financing statements or amendments indicating a new mailing address of the debtor are properly filed upon the effectiveness of such change in mailing address, and (ii) if the secured party changes its name or the address of the secured party as shown on the Financing Statement ceases to be an address from which information concerning the secured party's security interest can be obtained, unless new appropriate financing statements or amendments indicating the new name or address of the secured party from which information concerning the secured party's security interest can be obtained, as the case may be, are properly filed upon the effectiveness of such change in name or address.

     (vi) Under ss. 3805(b) of the Business Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                (vii) Under (S) 3805(c) of the Business Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder has no interest in specific Trust property.

                (viii) Under (S) 3808(a) and (b) of the Business Trust Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

                (ix) The execution and delivery by the Trust of the Indenture, the Administration Agreement and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware (other than the filing of UCC financing statements).

                (x) The execution and delivery by the Trust of the Basic Documents to which it is a party, and the performance by the Trust of its obligations thereunder, do not violate, conflict with or result in a breach of or constitute a default under (i) the organizational documents of the Trust or (ii) any Delaware law statute or regulation applicable to the Trust.

                (xi) The Seller has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the "LLC Act"), with power and authority, under the LLC Act and the limited liability company agreement of the Seller, to enter into and perform its obligations under each Basic Document to which it is a party; and the limited liability company interests of the Seller issued to World Omni have been duly authorized and are validly issued. World Omni shall not be obligated personally for any of the debts, obligations or liabilities of the Seller, whether arising in contract, tort or otherwise, solely by reason of being a member of the Seller, except as World Omni may be obligated to make contributions to the Seller and to repay any funds wrongfully distributed to it. World Omni may be liable for its own tortious or wrongful conduct and its obligations as set forth in the limited liability company agreement of the Seller.

                (xii) This Agreement has been duly authorized, executed and delivered by the Seller.

                (xiii) Each Basic Document to which the Seller is a party and the written order to the Owner Trustee to execute and deliver the Certificates has been duly authorized, executed and delivered by the Seller.

                (xiv) The execution and delivery by the Seller of this Agreement and the Basic Documents do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware (other than the filing of UCC financing statements).

                (xv) The execution and delivery by the Seller of this Agreement and the Basic Documents to which it is a party, and the performance by the Seller of its obligations thereunder, do not violate, conflict with or result in a breach of or constitute a default under (i) the organizational documents of the Seller or (ii) any Delaware law statute or regulation.

        (xvi) Under the Business Trust Act and the Trust Agreement, the Owner Trustee, on behalf of the Trust is authorized to issue, and to instruct the Indenture Trustee to authenticate, the Notes, in accordance with the terms of the Indenture

        (e) The Class A-1 Notes shall be rated in the highest short-term rating category by each of Moody's, Standard & Poor's and Fitch. Each Class of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall be rated in the highest long-term rating category by each of Moody's, Standard & Poor's and Fitch and the Class B Notes shall be rated in at least the "A" rating category by each of Moody's, Standard & Poor's and Fitch.

        (f) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Notes and the Certificates and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Documents in connection with the issuance of the Notes and the Certificates and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

        (g) If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Seller and World Omni at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) hereof.

        7.      Indemnification and Contribution.
                --------------------------------

        (a) Each of the Seller and World Omni agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller and World Omni; and

                (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
        (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriters' Information; provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Seller or World Omni shall have furnished to the Underwriters any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented if the Seller or World Omni shall have furnished to the Underwriters any amendments or supplements thereto) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Notes to such person.

        (b) Each Underwriter severally agrees to indemnify and hold harmless the Seller and World Omni, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls each of the Seller and World Omni, respectively, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriters' Information.

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have other than on account of this indemnity agreement except to the extent that the indemnifying party shall be prejudiced by such failure. An indemnifying party may participate at its own expense in the defense of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        (d) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
(ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

        8.      Contribution. If the indemnification provided for in Section 7
                ------------
hereof is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the loss, liability, claim, damage or expense referred to in subsection (a) or (b) of Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and World Omni on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller and World Omni on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative benefits received by the Seller and World Omni on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, World Omni or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the loss, liability, claim, damage or expense referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section, each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Act shall have the same rights to contribution as such Underwriter and each director of the Seller and World Omni, each officer of the Seller who signed the Registration Statement and each person, if any, who controls either the Seller or World Omni within the meaning of Section 15 of the Act shall have the same rights to contribution as the Seller or World Omni, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of the Notes set forth opposite their respective names in Schedule I hereto and not joint.

        9.      Survival of Certain Representations and Obligations. The
                --------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Seller and World Omni or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller, World Omni or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller and World Omni shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h) hereof and the respective obligations of the Seller, World Omni and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 10 hereof, the Seller and World Omni will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

     10. Termination of Agreement. The Representative may terminate this
         ------------------------
Agreement, by notice to the Seller and World Omni, at any time prior to or at the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statements, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller or World Omni, whether or not arising in the ordinary course of business;
(ii) if there has occurred, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statements, any downgrading in the rating of the debt securities of the Seller or World Omni by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Seller or World Omni (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) if there has occurred, since the date of this Agreement, any material adverse change in the financial markets in the United States or any outbreak of hostilities or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable to market any Class of Notes or to enforce contracts for the sale of any Class of Notes; (iv) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; or (v) if a banking moratorium has been declared by either federal, New York, Delaware or Florida authorities.

     11. Default By One or More of the Underwriters. If one or more of the
         ------------------------------------------
Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

     (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the total aggregate principal amount of the Notes, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in such proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the total aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Seller shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

     12. Notices. All communications hereunder will be in writing and, if sent
         -------
to (i) the Underwriters, shall be directed to the Representative and will be mailed, delivered or sent by facsimile and confirmed to it at First Union Securities, Inc., One First Union Center, TW-9, 301 South College Street - NC 0610, Charlotte, NC 28288-0610, Attention: Asset Securitization Consumer Team;
(ii) the Seller, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Auto Receivables LLC, 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: Patrick C. Ossenbeck, Treasurer (facsimile number
(954) 429-2600), with a copy to Susan Jane Chester, Senior Counsel-Treasury (facsimile number (954) 429-2298); or (iii) World Omni, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Financial Corp., 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: Patrick
C. Ossenbeck, Treasurer (facsimile number (954) 429-2685), with a copy to Susan Jane Chester, Senior Counsel-Treasury (facsimile number (954) 429-2298).

     13. Successors. This Agreement will inure to the benefit of and be binding
         ----------
upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Sections 7 and 8 hereof, and no other Person will have any right or obligation hereunder.

     14. Severability of Provisions. Any covenant, provision, agreement or
         --------------------------
term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     15. Miscellaneous. This Agreement constitutes the entire agreement and
         -------------
understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     16. Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     17. Applicable Law. This Agreement shall be governed by, and construed in
         --------------
accordance with, the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Seller and World Omni and the Underwriters in accordance with its terms.

                                    Very truly yours,

                                    WORLD OMNI AUTO RECEIVABLES LLC

                                    By: /s/ Alan Kirschenbaum
                                        ---------------------
                                        Name:
                                        Title:

                                    WORLD OMNI FINANCIAL CORP.

                                    By: /s/ Alan Kirschenbaum
                                        ---------------------
                                        Name:
                                        Title:

CONFIRMED AND ACCEPTED,

as of the date first above written.

FIRST UNION SECURITIES, INC.

By:  /s/ Matthew E. Hapgood
     ----------------------
     Name:
     Title:

For itself and as Representative of the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I

                       Principal      Principal        Principal       Principal      Principal
                       Amount of      Amount of        Amount of       Amount of      Amount of
Name of                Class A-1      Class A-2        Class A-3       Class A-4      Class B
Underwriter            Notes          Notes            Notes           Notes          Notes
---------------        -----------    ------------     ------------    ------------   ----------
First Union
Securities, Inc.       $ 60,500,000   $  90,000,000    $  81,000,000   $ 70,000,000   $24,450,000

Credit Suisse First
Boston Corporation       60,500,000      90,000,000       81,000,000     70,000,000    24,450,000

Banc of America
Securities LLC           15,000,000      22,500,000       20,500,000     17,437,500             0

Merrill Lynch,
Pierce,Fenner &
Smith Incorporated       15,000,000      22,500,000       20,500,000     17,437,500             0
                       ------------   -------------    -------------  -------------  ------------

     Total             $151,000,000   $ 225,000,000    $ 203,000,000  $ 174,875,000  $ 48,900,000
                       ============   =============    =============  =============  ============

                                   SCHEDULE II

With respect to the transfer by World Omni:

        (i)      Secretary of State for the State of Florida.

With respect to the transfer by the Seller:

        (ii)     Secretary of State for the State of Florida; and

        (iii)    Secretary of State for the State of Delaware.